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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

AMERICAN WELL CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMERICAN WELL CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 29, 2026

Dear Stockholders:

We are pleased to notify you that we will hold a special meeting of stockholders (the “Special Meeting”) on Tuesday, December 29, 2026 at 9:30 a.m., eastern time. The Special Meeting will be in a virtual meeting format at www.virtualshareholdermeeting.com/AMWLSM2026.

At the Special Meeting, stockholders will be asked to consider and vote upon an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares authorized thereunder. The proposal is discussed in greater detail in the accompanying proxy statement.

Only stockholders of record at the close of business on November 5, 2026 may vote at the meeting or any postponement(s) or adjournment(s) of the meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to make our proxy materials available to all of our stockholders over the Internet. On or about November 13, 2026, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Special Meeting. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.

Whether you plan to attend the Special Meeting or not, it is important that you cast your vote. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in the proxy materials. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

In order to attend the meeting online and vote your shares electronically during the meeting, you must register in advance at www.virtualshareholdermeeting.com/AMWLSM2026 prior to the meeting. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting. Further information about how to attend the Special Meeting online and vote your shares is included in the accompanying proxy statement.

Thank you for your ongoing support of and interest in American Well Corporation.

By order of the Board of Directors,

Anna Nesterova
Head of Legal

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS OF AMERICAN WELL CORPORATION

TO BE HELD ON DECEMBER 29, 2026

This proxy statement (this “Proxy Statement”) and Notice of the Special Meeting of Stockholders are being provided to you in connection with the solicitation of proxies by our Board of Directors for use at our upcoming Special Meeting of Stockholders, and any adjournments or postponements thereof (the “Special Meeting”). The Special Meeting will be held on Tuesday, December 29, 2026 at 9:30 a.m., eastern time, via live webcast at www.virtualshareholdermeeting.com/AMWLSM2026. Stockholders of record at the close of business on November 5, 2026 are invited to attend the Special Meeting and are entitled to vote on the proposal described in this Proxy Statement.

On or about November 13, 2026, we made available this Proxy Statement and the Notice of Special Meeting of Stockholders to all stockholders entitled to vote at the Special Meeting, and we began sending the Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDER TO BE HELD ON DECEMBER 29, 2026

This Proxy Statement is available for viewing, printing and downloading at www.virtualshareholdermeeting.com/AMWLSM2026. To view the materials, please have your 15-digit control number(s) available that appears on your proxy card.

Additionally, you can find a copy of the Proxy Statement on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” tab of the “Investor Relations” section of our website at www.americanwell.com. You may also obtain a printed copy of the Proxy Statement, free of charge, by sending a written request to: Anna Nesterova, Head of Legal, American Well Corporation, 75 State Street, Ste 100, Boston, MA 02109.

INFORMATION ABOUT THE SPECIAL MEETING

Why am I receiving this Proxy Statement?

You are receiving a Proxy Statement because you owned shares of American Well common stock at the close of business on November 5, 2026, the record date for the Special Meeting, which entitles you to vote at the Special Meeting.

What is the purpose of the Special Meeting?

At the Special Meeting, the stockholders will be asked to consider and vote upon an amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares authorized thereunder.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we are permitted to furnish proxy materials, including this Proxy Statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the full proxy materials. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

When is the record date for the Special Meeting?

The record date for the meeting is November 5, 2026. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. At the close of business on the record date, there were 15,573,051 shares of Class A common stock outstanding, 1,369,518 shares of Class B common stock outstanding and 277,777 shares of Class C common stock outstanding.

To how many votes am I entitled?

Each share of Class A and Class C common stock are entitled to one vote per share. Holders of Class B common stock are collectively entitled to a number of votes equal to the product of (x) 1.0408163 and (y) the total number of votes that would be cast by the holders of the Class A and Class C common stock, resulting in the Class B common stock collectively holding 51% of the voting power of all outstanding securities. Each share of Class B common stock is entitled to a number of votes equal to the total number of votes held by all Class B common stock divided by the total number of then outstanding shares of Class B common stock. Shares of Class B common stock are held by our co-founders, Dr. Ido Schoenberg and Dr. Roy Schoenberg, who have agreed to vote together as a group.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., you are the stockholder of record, and proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote at the Special Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from your broker, bank or nominee authorizing you to do so. Follow the instructions during the registration process for the Special Meeting.

Your nominee has sent you instructions on how to direct the nominee’s vote in advance of the meeting through the voting instruction card. You may vote by following those instructions.

I share an address with another stockholder. What do I do if we received only one paper copy of the proxy materials and want additional copies, or we received multiple copies and want only one?

The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more stockholders sharing an address by delivering one proxy statement to those stockholders. This procedure is known as “householding.” Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the other proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, stockholders of record may contact Anna Nesterova, Head of Legal, American Well Corporation, 75 State Street, Ste 100, Boston, MA 02109, or by calling (617) 204-3500 or by emailing anna.nesterova@amwell.com. Beneficial holders may contact their bank, brokerage firm, or other nominee to request information about householding.

Conversely, if stockholders of record living at the same address received multiple copies of our Notice and, if applicable, and the other proxy materials, you may request delivery of a single copy by contacting Anna Nesterova as set forth above. Beneficial holders may contact their bank, brokerage firm, or other nominee to request a single copy of the Notice and, if applicable, the other proxy materials.

How can I vote my shares in advance of the online meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the online meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or telephone, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank or nominee.

Can I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by notifying the Head of Legal in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of a majority of the total voting power of all outstanding securities generally entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

How can I vote my shares during the online meeting?

The Company will be hosting the Special Meeting live online. After registration and receiving the links, you can attend the Special Meeting live online at www.virtualshareholdermeeting.com/AMWLSM2026. The webcast will start at 9:30 a.m., eastern time. You may vote while attending the meeting online.

Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/AMWLSM2026 during the meeting. You will need your control number found in the Notice or proxy card. Shares held beneficially in street name may be voted by you at the meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the online meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the online meeting.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote “FOR” the amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares authorized thereunder.

How are proxies solicited for the Special Meeting and who is paying for such solicitation?

Our Board of Directors is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation. Copies of proxy materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

What vote is required to approve the proposal and how are votes counted?

Proposal 1— Amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares authorized thereunder

In accordance with the NYSE Listed Company Manual §§ 312.03 and 312.07, the approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How can I find out the results of the voting at the Special Meeting?

Final voting results will be published in a current report on Form 8-K that will be filed within four business days after the Special Meeting.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Anna Nesterova, Head of Legal of the Company, at (617) 204-3500. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL NO. 1

AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES AUTHORIZED THEREUNDER.

Background

On October 29, 2026, the Board of Directors approved, subject to stockholder approval at the Special Meeting, an amendment and restatement of our 2020 Equity Incentive Plan to increase the number of shares authorized under the 2020 Equity Incentive Plan by 1,300,000 shares.

As of November 5, 2026, there were 2,580,366 shares remaining available for issuance under the 2020 Equity Incentive Plan, representing 15% of our outstanding common stock as of that date. The Compensation Committee and the Board of Directors believe that such number of shares is not sufficient to make the grants that will be needed over the next year to provide adequate long-term equity incentives for our employees, executives and other service providers. Approval of the proposed increase in the number of shares authorized under the 2020 Equity Incentive Plan, which represents an incremental dilution of approximately 7% of our outstanding shares on a fully-diluted basis, will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain employees, executives and other service providers and to continue aligning their interests with those of our stockholders. If the amendment and restatement is not approved by our stockholders, the Company would be required to increase the cash component of our compensation mix, which would limit our ability to (i) align our employees’ interests with the interests of our stockholders, (ii) conserve our cash reserves, (iii) recruit and retain executives, key employees, non-employee directors and other service providers, and (iv) motivate such individuals over a long-term horizon.

Except for the proposed increase in the number of shares authorized thereunder, the amendment and restatement does not change any provisions of the 2020 Equity Incentive Plan. Appendix A to this Proxy Statement contains a copy of the amended and restated 2020 Equity Incentive Plan. If this proposal is approved by our stockholders, we intend to file a Registration Statement on Form S-8 with respect to the additional shares.

Description of the 2020 Equity Incentive Plan

Purpose. The purpose of the 2020 Equity Incentive Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with incentive compensation and equity ownership opportunities and thereby better aligning the interests of such persons with those of our stockholders.

Plan Administration. The 2020 Equity Incentive Plan is administered by the Compensation Committee, subject to the Board of Directors’ discretion to administer or appoint another committee to administer it. The Board of Directors administers the 2020 Equity Incentive Plan with respect to awards to non-employee directors. The plan administrator may delegate its duties and responsibilities to committees of our directors and/or officers, subject to certain limitations that may be imposed under Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2020 Equity Incentive Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2020 Equity Incentive Plan, including any vesting and vesting acceleration conditions.

Eligible Participants. The administrator is able to offer equity awards at its discretion under the 2020 Equity Incentive Plan to: (1) any of our employees or any employees of our subsidiaries; (2) any non-employee directors serving on our board of directors; and (3) any consultants or other advisers to us or any of our subsidiaries. As of November 5, 2026, there were approximately 510 employees and consultants and 6 non-employee directors eligible to receive awards under the 2020 Equity Incentive Plan. The basis of participation in the 2020 Equity Incentive Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2020 Equity Incentive Plan’s stated purpose (as described above). In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purpose of the 2020 Equity Incentive Plan.

Share Capacity; Awards. The initial maximum number of shares of our common stock available for issuance under the 2020 Equity Incentive Plan was (on a post-reverse stock split basis) 1,104,159 shares, which represented 12% of the number of shares of common stock outstanding as of August 17, 2020, and which was increased by 453,547 shares in connection with our initial public offering of shares. If approved by stockholders, the aggregate maximum number of shares available for issuance under the 2020 Equity Incentive Plan will increase by 1,300,000 shares. The 2020 Equity Incentive Plan provides for an annual increase of the number of shares authorized thereunder on the first day of each year ending in and including 2029, equal to the lesser of (i) 5% of the number of outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (ii) such smaller amount as determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of incentive stock options as of November 5, 2026 is 50,173. The initial maximum limit with respect to incentive stock options upon the plan's adoption was 1,104,159 shares. If an award (or any part of an award) under the 2006 Employee, Director and Consultant Stock Plan or the 2020 Equity Incentive Plan is forfeited, expires, lapses, is terminated, surrendered, repurchased, cancelled, forfeited or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration, lapse, termination, surrender, cancellation, forfeiture or cash settlement, be used again for new grants under the 2020 Equity Incentive Plan. In addition, shares tendered by a participant or withheld by us in payment of the exercise price of an award or to satisfy any tax withholding obligation with respect to an award will, as applicable, become or again be available for award grants under the 2020 Equity Incentive Plan.

The maximum grant date fair value of awards granted to any non-employee director other than the chairman of our Board of Directors pursuant to the 2020 Equity Incentive Plan during any calendar year is $750,000 (and for any non-employee director serving as the chairman of our Board of Directors, $1,000,000), provided that the maximum value shall be $1,000,000 with respect to the calendar year in which a non-employee director commences his or her service on our Board of Directors.

Equity incentive awards under the 2020 Equity Incentive Plan may be granted in the form of options, stock appreciation rights, restricted stock, restricted stock units, other stock-based or cash-based awards and dividend equivalents. Options and stock appreciation rights will have an exercise price determined by the administrator but will not be less than fair market value of the underlying the shares on the date of grant.

Vesting. The vesting conditions for grants under the equity incentive awards under the 2020 Equity Incentive Plan are set forth in the applicable award documentation.

Certain Transactions. In the event of certain events affecting our Class A common stock, such as stock dividends, stock splits, mergers, consolidations and other corporate events, including certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2020 Equity Incentive Plan and outstanding awards. In the event of a “change in control” of the Company (as defined in the 2020 Equity Incentive Plan), the plan administrator has broad discretion to take action under the 2020 Equity Incentive Plan. To the extent that the surviving entity in the change in control declines to assume or substitute for outstanding awards, the plan administrator may provide that all such awards will terminate in exchange for cash or other consideration, or become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Plan Termination and Amendment. Our Board of Directors has the authority to amend or terminate the 2020 Equity Incentive Plan subject to stockholder approval with respect to any amendment necessary to comply with applicable laws, including, without limitation, any increase to the limit on the maximum number of shares which may be issued under the 2020 Equity Incentive Plan. However, no such action may impair the rights of the recipient unless agreed to by the recipient. Our Board of Directors may amend, modify or terminate any outstanding award under the 2020 Equity Incentive Plan, provided that no such action may materially and adversely affect the rights of the recipient unless agreed to by the recipient. No award may be granted pursuant to the 2020 Equity Incentive Plan after the tenth anniversary of the date on which our stockholders approved the plan.

Material U.S. Federal Income Tax Consequences of Awards under the 2020 Equity Incentive Plan

The following discussion summarizes the principal federal income tax consequences associated with awards under the 2020 Equity Incentive Plan. The discussion is based on laws, regulations, rulings, and court decisions currently in effect, all of which are subject to change.

ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO (although the excess of the fair market value of the common stock over the exercise price will be included for alternative minimum tax purposes in the year of exercise). A participant will recognize taxable income when he or she disposes of the shares of common stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise (the “ISO holding period”), the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of common stock. A participant’s tax basis in the shares of common stock acquired under an ISO generally will be the amount the participant paid for the stock. If common stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the common stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of common stock. We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of common stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes on the disqualifying disposition.

NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the common stock acquired over the exercise price. A participant’s tax basis in the common stock then is the amount paid for the shares of common stock plus any amounts included in income on exercise of the NQSO. Special rules apply if a participant pays the exercise price by delivery of common stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes on exercise of the NQSO.

SARs. A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the common stock that he or she receives on exercise of the SAR. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes on exercise of the SAR.

Restricted Stock Awards and RSUs/PSUs. With regard to Restricted Stock Awards, a participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or no longer subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the common stock on such date over the price, if any, paid for the stock. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date of grant of the Restricted Stock Award. The participant’s tax basis in the shares received under the Restricted Stock Award will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes with respect to the Restricted Stock Award. With regard to RSUs and PSUs, a participant will not recognize any taxable income at the time the award is granted. When the terms and conditions to which the RSUs or PSUs are subject have been satisfied and the awards are settled, the participant will recognize as ordinary income the fair market value of the common stock he or she receives on settlement of the award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes on settlement of the award.

New Plan Benefits

A new plan benefits table for the 2020 Equity Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the plan if the amendment and restatement was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2020 Equity Incentive Plan, as amended and restated, will be made at the Compensation Committee’s discretion, subject to the terms of the amended and restated plan.

Therefore, the benefits and amounts that will be received or allocated under the 2020 Equity Incentive Plan, as amended and restated, are not determinable at this time. However, please refer to the 2025 Summary Compensation Table in this Proxy Statement which sets forth certain information regarding awards granted to our NEOs during the last completed fiscal year.

Existing Plan Benefits to Directors and Executive Officers

The following table sets forth the number of awards that have been granted under the 2020 Equity Incentive Plan to our named executive officers, all executive officers as a group, non-employee directors and all employees as a group since the plan's inception.

Name	RSUs	PSUs
Dr. Ido Schoenberg, Chairman, Chief Executive Officer	227,785	541,666
Mark Hirschhorn, Executive Vice President, Chief Financial Officer and Chief Operating Officer	50,413	—
Phyllis Gotlib, President, International	256,110	93,792
Dmitry Zamansky, Executive Vice President, Chief Product and Technology Officer	50,413	—
All current executive officers as a group	609,461	635,458
All current directors who are not executive officers as a group	473,881	—
All employees, including all current officers who are not executive officers, as a group	3,967,616	1,094,383

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

EXECUTIVE COMPENSATION

This section discusses the principles and objectives underlying our policies and decisions with respect to the compensation of our named executive officers (“NEOs”), as well as other material factors relevant to an analysis of these policies and decisions regarding our 2025 executive compensation program. This executive compensation section is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following NEOs:

Name	Position
Ido Schoenberg, MD	Chairman, Chief Executive Officer (CEO)
Mark Hirschhorn	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Dmitry (Dan) Zamansky(1)	Executive Vice President, Chief Product and Technology Officer

(1) Mr. Zamansky joined the Company as an executive officer on March 3, 2025.

See “Compensation Program Components – Leadership Transitions Effective in 2025” for further information regarding our 2025 leadership transitions.

The primary objectives of our executive compensation program are to attract and retain key executives who are able to contribute to our long-term success, maintain a pay-for performance compensation program that will fairly compensate our executives and employees and align our executives' long-term interests with our stockholders by incentivizing performance with clearly defined corporate goals and achievement of stated business objectives. This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each element of compensation provided. In addition, it explains how and why the Compensation Committee (for purposes of this Executive Compensation section, the compensation tables and related information that follows and Proposal No. 3, the “Committee”) arrived at the specific compensation policies and decisions involving our NEOs in respect of 2025.

2025 Support for the Company’s Executive Compensation Program

We held our advisory vote on executive compensation at our 2025 annual meeting of stockholders. Although this vote on compensation, known as the “say-on-pay” vote, is advisory and not binding on the company, the Committee and the Board value the opinions of stockholders and review the voting results in connection with their ongoing evaluation of our compensation philosophy and compensation decisions.

At our 2025 annual meeting of stockholders, we received the support of approximately 97% of the votes cast on our say-on-pay proposal. The Committee viewed the results of the 2025 say-on-pay vote as evidence that a substantial majority of stockholders are aligned with our executive compensation program. The Board and the Committee will continue to carefully consider the results of any say-on-pay vote in the future.

Compensation Philosophy and Objectives

Compensation Philosophy

The Committee believes that a well-designed compensation program should align the NEOs’ interests with Company growth and stockholder returns. Specifically, the Committee believes that the program should support and incentivize the executive team to ensure the Company’s achievement of its primary business goals and allow the Company to attract and retain executives whose talents, expertise, leadership and contributions are expected to build and sustain growth in long-term stockholder value. As a result, we maintain a strong pay-for-performance orientation in our compensation program.

To achieve these objectives, the Committee regularly reviews our compensation policies and overall program design to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our executives and directors is fair, reasonable and competitive for our size and stage of development.

Compensation Objectives

•
Pay for performance: Reward achievement of business objectives. Our mission is to connect and enable providers, insurers, patients and innovators to deliver greater access to more affordable, higher quality care. We have developed a robust strategy to accomplish this mission.

The Committee has designed our executive compensation program to motivate our executive officers to achieve these business objectives by closely linking the value of the compensation our executives earn to our performance relative to these business objectives. Specific metrics are chosen by the Committee to incentivize performance that supports and advances our short- and long-term strategic and business objectives and the creation of stockholder value.

•
Align the interests of our executive officers and employees with those of our stockholders; Foster an ownership culture. Equity-based compensation constitutes a significant portion of our executive officers’ overall compensation. The Committee uses equity, when appropriate, as the vehicle for long-term incentive opportunities to motivate and reward executive officers to (i) achieve multi-year strategic goals and (ii) deliver sustained long-term value to stockholders.

The Committee believes using equity for the long-term incentives creates strong alignment between the interests of executive officers and the interests of our stockholders because it gives executive officers and stockholders a common interest in stock price performance. Granting equity also fosters an ownership culture among executive officers by making them stockholders with a personal stake in Amwell’s growth and success.

•
Attract, retain and motivate talented individuals with market competitive compensation. Our people are vital to our success. In our industry, we face a competitive market for executive talent. We seek executive officers and managers who have substantial experience, expertise and demonstrate capabilities. We have structured our compensation program to ensure we are able to attract and retain the talent necessary for us to achieve our business goals.

Components of Executive Compensation

The Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do
Pay for Performance	A material portion of total executive compensation is variable and at-risk.

Balance Short- and Long-Term Compensation	The allocation of incentives does not over-emphasize short-term performance at the expense of achieving long-term goals.

Independent Compensation Consultant	The Committee has engaged an independent compensation consultant to provide information and advice for use in all aspects of compensation-related decision-making.

Peer Data	We identify a peer group of companies based on industry sector, revenue and market capitalization to reference for compensation decisions. Our peer group listing is reviewed on an annual basis.

Cap on Incentive Awards	Our incentive plans have an upper limit on the amount that may be earned and paid.

Robust Stock Ownership and Retention Guidelines

Our executive officers and directors are required to maintain certain levels of stock ownership. We require, for those who have not met their minimum required ownership, that they hold (and not dispose of) a certain number of shares of our common stock acquired through equity awards.

Clawback Policy	We maintain a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements.

What We Don’t Do
No Hedging of Company Securities	We prohibit employees and directors from engaging in hedging or short sale transactions in Company securities.

No Pledging of Company Securities	We prohibit employees and directors from pledging Company securities or placing them in a margin account.

No Excessive Perks	We do not provide large perquisites to executive officers.

No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.

Compensation Determination Process

Role of the Compensation Committee

The Committee establishes, reviews and approves our compensation philosophy and objectives; determines the structure, components and other elements of executive compensation; and reviews and approves the compensation of the NEOs or, in the case of the CEO, recommends it for approval by the Board. The Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.

The Committee obtains input from executive officers regarding the Company’s annual operating plan, expected financial results, and related risks. Based on this information and with the assistance of the Committee’s independent compensation consultant, the Committee establishes annual performance-based metrics and targets under our incentive plan. The Committee sets appropriate threshold and maximum levels of attainment for the performance-based metrics of the annual incentive plan to motivate achievement among our executive officers while mitigating risk-taking behavior. On an annual basis, the Committee reviews the core elements of our executive compensation program to verify that the program aligns with our business strategy. The Committee also recommends changes (as needed) that it believes will drive the creation of stockholder value.

At the beginning of the fiscal year, the Committee evaluates executive officer achievement over the past calendar year relative to previously established and approved performance targets and examines whether it would be appropriate to apply discretion to the initial outcomes in order to take relevant factors into consideration. The Committee then determines the corresponding payouts earned under the performance-based annual incentive plan and for any performance stock units (“PSUs”).

With the recommendations of the CEO, the Committee approves the compensation for all the other executive officers. With respect to compensation of our CEO, the Committee makes recommendations to the full Board.

Role of the Independent Compensation Consultant

The Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and pursuant to its charter, the Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. The Committee has exercised this authority to engage Aon as an independent compensation consultant, and the Company has provided appropriate funding to the Committee to do so.

The Committee has worked with Aon to develop a peer group, provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, report on share utilization, and review other market practices and trends.

While the Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Committee made its own independent decisions in determining our executives’ compensation.

The Committee has assessed the independence of Aon pursuant to SEC and NYSE rules. In doing so, the Committee considered each of the factors set forth by the SEC and the NYSE with respect to a compensation consultant’s independence and reviewed Aon’s own self-evaluation of and conclusion regarding its independence. The Committee also considered the nature and amount of work performed for the Committee by Aon and the fees paid for those services in relation to the firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Committee concluded that there were no conflicts of interest, and that Aon is independent.

Compensation Peer Groups and Peer Selection Process

The Committee believes relevant market and benchmark data provide a solid reference point for making decisions and very helpful context, even though, relative to other companies, there are differences and unique aspects of the Company. The Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources when making decisions about the structure and component mix of our executive compensation program.

The Committee, with the assistance of Aon, developed an updated peer group in October 2024 for use in connection with decisions about 2025 executive compensation. The Committee used the following criteria in selecting a peer group: sector (technology and health care technology), trailing twelve months of revenue (0.5x to 2.5x the Company’s revenue, oriented toward high growth) and market capitalization (0.5x to 5.0x the Company’s market cap). Beyond those criteria, in reviewing the peer group, Aon recommended, and the Committee agreed, to consider maintaining historical consistency in the peer group barring substantial changes in the size or business of the peer company and recognized that existing companies that fall outside the selection criteria may nonetheless be considered important in the existing peer group when considered as a strong talent and business profile comparator.

Based on these criteria and considerations, the Committee approved a peer group that consisted of the following 15 companies:

Accolade, Inc. (Nasdaq: ACCD)	GoodRx Holdings, Inc. (Nasdaq: GDRX)	Omnicell, Inc. (Nasdaq: OMCL)	Talkspace, Inc. (Nasdaq: TALK)
Certara, Inc. (Nasdaq: CERT)	Health Catalyst, Inc. (Nasdaq: HCAT)	Phreesia, Inc. (NYSE: PHR)	Teladoc Health, Inc. (NYSE: TDOC)
Definitive Healthcare Corp. (Nasdaq: DH)	LifeStance Health Group, Inc. (Nasdaq: LFST)	Progyny, Inc. (Nasdaq: PGNY)	TruBridge, Inc. (Nasdaq: TBRG)
Doximity, Inc. (NYSE: DOCS)	LivePerson, Inc. (Nasdaq: LPSN)	Schrödinger, Inc. (Nasdaq: SDGR)

Based on the peer analysis performed by Aon for the 2025 executive compensation in October 2024, the Committee adopted the same peer group as the prior year except that NextGen Healthcare, Inc. and Sharecare, Inc. were removed because they were acquired, and Computer Programs and Systems, Inc. changed its name to Trubridge, Inc. on March 4, 2024. The Committee believes that the compensation practices of the above listed peer group provided us with appropriate compensation reference points for evaluating and determining the compensation of our NEOs for 2025. Consistent with best practices for corporate governance, the Committee reviews our peer group annually.

In addition to the peer group criteria above, the Committee also references general and specific industry surveys from other sources. The market data is used as a reference point and provides information on the range of competitive pay levels and current compensation practices in our industry.

Role of the CEO

At the start of 2025, the Committee worked with our CEO, Dr. Ido Schoenberg, to set the target compensation for each of our other NEOs. As part of this process, the CEO evaluated the performance of the other executive officers and made recommendations to the Committee in the first quarter of the year regarding the compensation of each other executive officer.

The Committee gives significant weight to the recommendation of the CEO in light of his familiarity with the day-to-day performance of these officers. Nevertheless, the Committee makes the ultimate determination regarding the overall compensation for the executive officers.

Dr. Ido Schoenberg and Ms. Gotlib are married to each other. The Committee has strict protocols to avoid conflicts of interest and to maintain confidentiality in connection with determinations of the compensation of Dr. Ido Schoenberg and Ms. Gotlib.

Compensation Program Components

2025 Components in General

The Company’s executive compensation program consists of three components; base salary, bonus compensation based upon achievement of annual objectives and stock-based equity awards. The Committee utilizes these components, as specifically set forth below, in order to achieve its executive compensation program objectives. Through regular reviews, the Committee verifies that each executive officer’s total compensation is consistent with its compensation philosophy.

Element	Description	Additional Detail
Base Salary

Fixed cash compensation

Determined based on each executive officer’s role, individual skills, level of experience, demonstrated performance, and current positioning relative to competitive market and internal equity.

Base salaries are intended to provide guaranteed cash compensation to executive officers, allowing us to attract and retain skilled executive talent and maintain a consistent, stable leadership team.

Short-Term Incentives: Annual Cash Incentive Opportunities	Variable cash compensation based on the level of achievement of certain pre-determined annual performance objectives. Target bonus award is capped as a fixed percentage of base salary.

Annual cash incentive opportunities are designed to align our executive officers focus and efforts with achieving our short-term goals; payout levels are generally determined based on actual financial results and the level of achievement of personal performance milestones.

Element	Description	Additional Detail
Long-Term Incentives: Equity-Based Compensation

Variable equity-based compensation.

Performance Stock Units (PSUs):

performance-based restricted stock units were granted to our CEO in 2025, using adjusted EBITDA and operating cash flow as the performance metrics.

Restricted Stock Units (RSUs): Restricted stock units that are time-based.

Equity-based compensation is designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders, as well as to attract and retain executive officers for the long term.

Base Salary

Base salaries provide fixed cash compensation to executive officers. Base salaries are individually determined according to each executive officer’s areas of responsibility, specific role(s), level of experience, individual skill set and demonstrated achievement in addition to overall market factors. Maintaining competitive, market-based salaries helps us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team.

From time to time, the Committee might consider and approve base salary adjustments for executive officers. The main considerations for salary adjustments are similar to the criteria outlined above which affect initial base salary recommendations. Additionally, other considerations may also include changes in the competitive market, changes of role or responsibilities, or recognition for individual achievements.

For 2025, the Committee did not make any changes to the base salaries of the CEO or Mr. Hirschhorn. Mr. Zamansky's base salary was established when he became the Company's Chief Product and Technology Officer effective March 3, 2025.

NEO	2025 Base Salary ($)(1)	2024 Base Salary ($)(1)	% Change
Ido Schoenberg	$650,000	$650,000	0%
Mark Hirschhorn	$575,000	$575,000	0%
Dan Zamansky	$485,000	$-	N/A

(1) Amounts shown are the annual base salary rate in effect at year-end.

For newly-hired executive officers, as Mr. Zamansky was in 2025, the Committee establishes initial base salary through arm’s-length negotiations at the time the executive officer is hired. Initial base salaries, consider the specific position and market conditions in addition to the executive’s experience, qualifications and prior compensation levels.

Annual Incentive Plan

The annual incentive plan for executive officers is a cash plan that rewards NEOs for the achievement of key short-term objectives that the Committee views as key milestones in the execution of our overall business strategy, with the ultimate goal of increasing stockholder value.

For the NEOs, the amount of the payout, if any, under the annual incentive plan is based on achievement against two categories of performance measures: a Corporate Funding Performance Factor and a Personal Factor Multiplier.

Target Opportunities

The Committee determines the annual target incentive compensation opportunity, expressed as a percentage of base salary, for each NEO (the CEO's annual target incentive compensation opportunity is ultimately approved by the Board). In setting target incentive percentages, factors considered include, among others, the incentive levels for NEOs at our peer group companies and the percentage of total direct compensation represented by the annual incentive.

The amounts shown in the table below reflect the 2025 Target Annual Incentive Opportunities initially established by the Committee for each named executive officer:

NEO	2025 Target Annual Incentive Plan Opportunity as a % of Base Salary
Ido Schoenberg	150%
Mark Hirschhorn	125%
Dan Zamansky(1)	100%

Corporate Funding Performance Factor

The amount of the annual incentive plan payout, if any, is based in part on our achievement against financial measures. The Committee selected two financial measures for this year’s annual incentive opportunity, consisting of 2025 Company revenue and 2025 adjusted EBITDA each weighted at 50% of the total bonus opportunity.

Given the Company’s stage of development, the Committee emphasized revenue growth and market share as the highest priorities. We derive revenue from the use of our enterprise platform and software as a service in the form of recurring subscription fees, and related services and Carepoint sales. We also generate revenue from the performance of AMG (our independent clinical services partner) patient visits. We empower our clients with our enterprise platform and software as a service solution that enables hybrid care delivery by offering our clients products to help weave digital care across all care settings. Amwell determined that growing the business through incentivizing the acquisition of new customers and selling additional modules and products to existing customers was critical for our success, as well as the success of our clients and patients.

Target, Threshold and Maximum Corporate Funding Performance Levels

The Committee set the performance metric targets at levels that it considered rigorous and challenging in addition to consideration of relevant risks and opportunities. More specifically, the Committee reviewed the relevant financial objectives set as a result of the detailed budgeting process and assessed various factors related to the achievability of these budget targets, including projected growth of the overall market, the risks associated with various macroeconomic factors, including the effects of inflation and rising interest rates, and the risks of achieving specific actions that underlie the targets and the implied performance relative to prior years.

Considering these factors, the Committee set the 2025 annual incentive plan target for revenue at $255 million. The Committee established the targets for adjusted EBITDA of ($55) million. Both of these stated targets reflect levels that the Committee believed would reflect significant achievement against stated commitments as well as progress towards increasing stockholder value.

Having set these targets, the Committee also set the threshold and maximum performance levels. For 2025, the Committee set the threshold for payment of any annual incentives at approximately 95% of the revenue target and at 91% of the adjusted EBITDA target. The Committee set the maximum level payment for the revenue metric at 125% of target and the maximum level for adjusted EBITDA attainment at 125% of target, each of which were levels that presented a significant challenge requiring exceptionally strong performance.

Corporate Achievement Level

The table below reflects the threshold, target and maximum for each of the two metrics and the bonus pool funding:

Performance Metric	Below Threshold ($/%)	Threshold ($/%)	Target ($/%)	Maximum ($/%)	Actual Result ($/%)	Achievement vs. Target
Revenue (in millions)	<243.0	243.0	255.0	268.0	249.3	97.8%
Percentage of Target Performance	<95%	95.0%	100.0%	105.0%
Bonus Pool Funding (Weighted 50%)	0.0%	50.0%	100.0%	125.0%		41.1%

Adjusted EBITDA (Loss) (in millions)	<(60.0)	(60.0)	(55.0)	(41.0)	(39.9)	127.5%
Percentage of Target Performance	<91.0%	91.0%	100.0%	125.5%
Bonus Pool Funding (Weighted 50%)	0.0%	60.0%	100.0%	125.0%		62.5%

Personal Factor

Under our annual incentive plan, the Committee also considers a personal factor in determining the payout to each NEO. For 2025, the personal factors for the CEO and CFO were the same as the Company’s corporate performance metrics, given the nature of their roles.

In 2025, Mr. Zamansky was the only NEO whose annual incentive plan bonus was measured under the personal factor. The personal factor for Mr. Zamansky was designed to align with the Company's strategic and operating initiatives. In general, the Committee determines personal factor achievement based on the attainment of select Objectives and Key Results (OKRs) that are aligned with Company and department OKRs. The resulting personal factor is subsequently expressed as a percentage, with a maximum of 125%. Attained personal factor achievement is then applied, along with the corporate component, toward bonus pool funding to determine the actual bonus payout for the NEO. For 2025, the Committee determined that Mr. Zamansky's personal factor was achieved at 100%.

NEO	Objectives and Key Results
Dan Zamansky	• Build exceptionally talented teams • Deliver a product vision for Amwell • Expand margin through cost efficiency

Final Annual Incentive Plan Payouts

The following table reflects the target bonus opportunity and the resulting payout of the annual incentive for Dr. Ido Schoenberg, Mr. Hirschhorn and Mr. Zamansky:

NEO	Base Salary ($)(1)	Target Opportunity (%)	Target Opportunity ($)	Corporate Funding Performance Factor (%)	Personal Factor (%)	Approved Payout Amount ($)
Ido Schoenberg	$650,000	150%	$975,000	103.6%	N/A	$1,010,100
Mark Hirschhorn	$575,000	125%	$718,750	103.6%	N/A	$744,677
Dan Zamansky	$485,000	100%	$485,000	103.6%	100%	$502,460

(1)
Amounts shown are the annual base salaries in effect at year end.

Long-Term Incentives

The third and generally largest of the main components of our executive compensation program is our long-term incentive opportunity. Our long-term incentive program is designed to create a direct link between payouts and performance, and a strong alignment between the interests of our executive officers and our stockholders.

Our long-term incentives may be provided in the form of cash, equity, or both. Long-term cash incentives align executives’ interests with sustained company performance, while rewarding the achievement of strategic and financial goals that are critical to the company’s long-term success. Long-term equity incentives foster a culture of ownership among our executive officers by providing them with a personal stake as stockholders, thus rewarding them with tangible value for achieving the objectives they are incentivized to meet. Further, both long-term cash and equity incentives promote retention of our executive team who will only receive value if they remain employed by us over the required vesting term.

In 2025, the Committee: awarded our CEO a three-year long-term incentive comprised of RSUs, PSUs and cash; established the performance goal, and certified the earnout, for the second tranche of the CEO’s 2024 long-term cash-based incentive; established the performance goal, and certified the earnout, for a portion of the CFO’s 2024 new hire performance award; and approved a long-term RSU award for the Company’s newly hired Chief Product and Technology Officer. Each of these actions is described in more detail in the sections below.

CEO Cash-Based and Stock-Based Long-Term Incentive Awards

2025 CEO Long-Term Incentive

In August 2025, the Committee recommended, and the Board approved, the grant of a three-year long-term incentive award to our CEO. The award is comprised of RSUs, PSUs and cash, as follows:

Award Type Component	Key Performance Condition	Amount	Performance Determination	Vesting	Target Value
Time-based RSUs	Continued service	50,000 RSUs	N/A	Vests in three equal annual installments on the anniversary of the grant date, subject to continued service	$400,000

Cash and PSUs (“Annual Performance Measures”)	Three one-year performance periods, with performance metrics established by the Committee on an annual basis from 2025 through 2027	$1 million cash and 100,000 PSUs One-third of the total (i.e., $333,333 and 33,333 PSUs) may be earned for each year in the performance period	Performance is determined based on preset goals after the end of each year in the performance period Any PSUs that are not earned for the year are immediately forfeited	Subject to continued service, PSUs vest and cash is paid in 2028, after the three-year performance period has ended and to the extent performance conditions are met	$1.8 million

Cash and PSUs (“Operating Cash Flow Measures”)

Company Group Operating Cash Flow breakeven or better, either (i) for each fiscal quarter with Operating Cash Flow ≥ $0, and/or (ii) for any four consecutive fiscal quarters in which aggregate Operating Cash Flow is ≥ $0

$1 million cash and 100,000 PSUs.

One-sixth of the total (i.e., $166,667 or 16,667 PSUs) may be earned for each fiscal quarter in which the quarterly goal is achieved

Additionally, if the four-consecutive-fiscal-quarter period goal is achieved at any time, then any remaining amount will be earned

			Performance is determined at the end of each calendar quarter in the performance period	PSUs vest and cash paid after performance condition is met following the close of the fiscal quarter and any audit or review of the quarterly financial statements is completed	$1.8 million

For 2025, the Committee established a performance goal for the Annual Performance Measures based on the Company’s adjusted EBITDA. Adjusted EBITDA is measured in the same way that was previously disclosed in our 10-K filings. The Board approved adjusted EBITDA as the performance measure because it aligns with our critical strategic priorities of improving profitability and controlling expenses. The 2025 goal required achievement of adjusted EBITDA of $(50) million or better for the fiscal year. This goal was achieved as the Company’s adjusted EBITDA was $(39.9) million. As a result, Dr. Ido Schoenberg earned $333,333 under the annual goal bonus and 33,333 annual goal PSUs for 2025. The award will be payable to Dr. Ido Schoenberg in early 2028, subject to his continued employment through such date.

The Committee selected operating cash flow as a key performance measure because it demonstrates our ability to generate sufficient cash from operations to support the Company’s strategy and long-term value creation. The Company did not achieve operating cash flow at or above $0 for any quarter during 2025. Accordingly, no amounts were earned under the Operating Cash Flow Measures, either as cash or in PSUs, for 2025. Any or all of the Operating Cash Flow Measures may still be achieved for the remaining two years in the performance period.

2024 CEO Cash-Based Long-Term Incentive – Second Tranche

As disclosed in last year’s proxy statement, in August 2024, the Committee recommended, and the Board approved, the grant of a cash-based long-term incentive opportunity award to our CEO. The award is potentially payable in three equal installments of $1 million, in each of March 2025, 2026 and 2027, subject to the Company’s achievement of performance goals for the respective prior year performance period as specified by the Committee, and subject in each case to the CEO’s continued employment through the applicable payment date.

For the tranche corresponding to the 2025 performance period, the Committee established a performance goal based on the Company’s adjusted EBITDA. The Board selected adjusted EBITDA as the measure, because it is aligned with our critical strategic priorities of profitability and controlling expenses. In 2025, the specific goal was established as attainment of adjusted EBITDA of $(50) million or better for fiscal 2025.

As noted above, adjusted EBITDA was used as a metric in both the second tranche of the 2024 CEO Cash-Based Long-Term Incentive and in the 2025 CEO Long-Term Incentive Award. The Company’s multi-year strategic and financial plan is built around improving adjusted EBITDA, and using this metric in both PSU cycles reinforces consistent execution of that plan. For these years, the Committee approved the same adjusted EBITDA performance goals. However, the adjusted EBITDA goals are challenging and rigorous.

In February 2026, the Committee determined that the goal associated with the second tranche of CEO’s 2024 long-term incentive award was met because the Company's adjusted EBITDA for 2025 was $(39) million. As a result, $1 million was paid to the CEO in February 2026.

CFO New Hire Performance Grant

One of the components of Mr. Hirschhorn’s new hire award under his October 2024 employment agreement was a long-term incentive award with a potential opportunity to earn $5 million over a four-year period in substantially equal annual installments on the first four anniversaries of his start date.

This award is conditioned on (i) his continued employment through the applicable vesting date; and (ii) achievement of specified performance targets, including adjusted EBITDA targets and appreciation of Company valuation targets, in each case, as determined by the Board or the Committee in its sole discretion. Under the terms of the employment agreement, any vested amounts are settled in cash unless otherwise directed by the Board.

In February 2025 the Committee established the performance targets for the first performance-based award. In October 2025, the Committee approved payment of the first tranche of $1.25 million based on the Company’s attainment of established 2025 performance goals which were (i) an increase in stock valuation by at least 33%, which was achieved in February 2025; (ii) revenue of $245 million which was achieved, and (iii) adjusted EBITDA target of $(50) million which was achieved at approximately $(48) million.

Chief Product and Technology Officer’s New Hire RSU Award

One of the components of Mr. Zamansky’s new hire award under his February 2025 employment agreement was an RSU grant with a target value of $2.5 million. Under the terms of this award, 25% of the RSU award vested six months following the grant date and the remaining 75% vests in substantially equal quarterly installments through the four-year anniversary of the grant date.

Other Elements of Compensation

Employee Stock Purchase Plan

Under the terms of our 2020 Employee Stock Purchase Plan (the “ESPP”), eligible employees are provided the opportunity to purchase shares of our Class A common stock through the exercise of stock options granted during offering periods established by the administrator based on participants’ applied payroll deductions of up to a fixed dollar amount or percentage of their eligible compensation. The purchase price per share of our Class A common stock will equal 85% of the lower of either (a) the Common Stock’s fair market value on the first trading day of an offering period (in either case, the “enrollment date”) or (b) the Common Stock’s fair market value on the applicable “purchase date” of the offering period. The CEO is not an eligible employee under the ESPP.

Retirement Benefits

We maintain a tax-qualified defined contribution plan (the “401(k) Plan”), in which our employees, including our named executive officers, are eligible to participate. Under the 401(k) Plan, participants may defer a portion of their annual compensation on a pre-tax or after-tax Roth basis. In addition, we make a matching contribution of up to 3% of a participant’s contribution subject to IRS contribution limits.

We do not provide a pension plan for employees (other than as may be statutorily required by applicable law) and none of our named executive officers participate in a non-qualified deferred compensation plan.

Employee Benefits

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:

•
medical, dental and vision benefits;
•
short-term and long-term disability insurance; and
•
life and accidental death and dismemberment insurance.

We also provide supplemental short-term disability coverage to our NEOs in addition to the short-term disability coverage provided to our full-time employees generally.

We believe the benefits and limited perquisite described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Change in Control and Severance Arrangements

As further described immediately below, we believe that the possibility of a change in control creates uncertainty for our executive officers regarding their continued employment because such transactions frequently result in senior management changes. Change in control protections help to alleviate these concerns, allowing each executive to focus their attention on growing our business. In addition, these protections encourage executives to remain employed with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.

We also believe that protection against an involuntary termination (even outside of the change in control context) helps us remain competitive given the challenge of recruiting qualified individuals to fill our senior executive roles. Pursuant to our employment arrangements with each of our NEOs, if we terminate the employment of such executive for reasons other than for “Cause” (including such executive’s death or permanent disability), or if such executive resigns for “Good Reason”, then he or she will be eligible to receive certain cash severance, bonus and other benefits, with such enhanced benefits to include (i) full accelerated vesting of equity based awards if such involuntary termination occurs in connection with a change in control, and (ii) partial accelerated vesting of equity based award if such involuntary termination occurs generally. All such benefits are contingent on execution of a general release of claims by the executive officer in question.

In addition, the CEO will receive accelerated vesting of his equity if we engage in a corporate transaction, as defined under our equity plan, that results in a change in his role in the organization.

We do not provide any excise tax gross-ups to any of our NEOs in the event of a change of control.

Additional details are provided under “Potential Payments Upon Termination or Change in Control” below.

Additional Compensation Policies and Practices

Clawback Policy

Amwell has adopted an incentive-based compensation recoupment policy as required under the SEC regulation that implements the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related NYSE listing standard. The policy generally requires that the Company recoup incentive compensation, which is defined as compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, if the Company is required to restate its financial results due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws. Consistent with these requirements, the Company will seek recovery of erroneously awarded incentive-based compensation received by current and former executive officers during the three-year period prior to the date the Company is required to prepare an accounting restatement. A copy of the clawback policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K.

Executive Stock Ownership Guidelines

We believe that Amwell and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, we have implemented executive stock ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and our stockholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance. The current NEOs have five years from the date the ownership guidelines were adopted in October 2022 to comply with the ownership guidelines. Any newly hired or promoted executives will have five years from the date of their hire or promotion to comply with the guidelines. After the initial five-year phase-in period, compliance with the ownership guideline will be measured on March 31 of each year. All of our current executive officers are in compliance with the guidelines or are on track to be in compliance with the guidelines within the five-year period.

Position	Multiple of Base Salary
Chief Executive Officer	6x
Named Executive Officers	2x
Other Executive Officers	1x

For this purpose, time-based restricted stock units (whether or not vested) and Company stock directly or beneficially owned by the executive or the executive’s immediate family members will count for purposes of measuring compliance with the ownership guidelines. Stock options, including vested in-the-money options, and performance-based restricted stock/restricted stock units that are unearned (i.e., performance-based awards for which the applicable performance conditions have not been satisfied) are not counted for purposes of measuring compliance with the ownership guidelines.

Equity Granting Practices

The Committee has not granted stock options in recent years and did not grant stock options in 2025. The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Stock options may occasionally be awarded on an off-cycle basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

Tax Considerations: Section 162(m)

When reviewing compensation matters, the Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. The Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ido Schoenberg(5)	2025	$701,755	—	1,294,331	$2,010,100	$155,985	$4,162,171
Chairman, Chief Executive Officer (CEO)	2024	$657,665	—	—	$1,341,250	$116,089	$2,115,004
Mark Hirschhorn	2025	$575,000	—	—	$1,994,677	$10,500	$2,580,177
Executive Vice President, Chief Financial Officer and Chief Operating Officer	2024	$96,385	$500,000	$2,288,043	—	—	$2,884,428
Dan Zamansky	2025	$401,058	$100,000	$2,199,606	$502,560	$10,500	$3,213,724
Executive Vice President, Chief Product and Technology Officer	2024	—	—	$—	—	—	—

(1)
The 2025 amounts reported in this column represent a one-time sign-on bonus paid to Mr. Zamansky under the terms of his employment agreement, paid in connection with his commencement of employment, which is subject to repayment in the event his employment terminates under certain circumstances within one year of his start date.
(2)
The amounts reported in this column represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs during 2025, as calculated in accordance with FASB ASC Topic 718, which, in the case of PSUs, assumes the highest level of achievement of the performance conditions. The assumptions used in calculating the grant date fair value of the RSU and PSU awards are described in Note 14 to our audited consolidated financial statements, for each year, included in our Annual Report on Form 10-K.
(3)
The amounts in this column represent (i) bonuses earned in respect of annual cash incentives, (ii) for Dr, Schoenberg, a $1 million performance-based incentive award earned in 2025, and (iii) for Mr. Hirschhorn, a $1.25 million performance-based incentive award earned in 2025.
(4)
The amounts in this column represent, for 2025, (i) for Dr. Ido Schoenberg, amounts contributed to his pension and replacement benefits ($43,234), taxes paid on benefits provided ($67,349) and health insurance benefits ($45,402) and; (ii) for Mr. Hirschhorn and Mr. Zamansky 401(k) plan matching contributions ($10,500).
(5)
The amounts paid to Dr. Ido Schoenberg in New Israel Shekel (“NIS”) have been converted into U.S. dollars for purposes of this table using the conversion rate in effect on December 31, 2025, as reported on the Oanda (NIS 0.29: USD $1).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for our named executive officers as of the end of our fiscal year ended December 31, 2025.

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Ido Schoenberg	10/25/2018(2)	88,243	—	$111.20	10/25/2028	—	—	—	—
	8/13/2025(3)	—	—	$—	—	50,000	245,500	—	—
	8/13/2025(4)	—	—	$—	—	—	—	100,000	2,537,500
	8/13/2025(5)	—	—	$—	—	—	—	33,333	163,665
Mark Hirschhorn	11/4/2024(6)	—	—	$—	—	190,670	936,190	—	—
Dan Zamansky	3/3/2025(7)	—	—	$—	—	165,633	813,258	—	—

(1)
Reflects adjustments of the amount of shares underlying, and the exercise prices applicable to, each outstanding equity award in connection with a 1-for-20 reverse stock split effected by the Company on July 2024.

(2)
Reflects grants of nonqualified stock options (“NQSOs”), which vested in full on October 25, 2020. A portion of these stock options were granted as incentive stock options (“ISOs”) and were converted into NQSOs on June 18, 2020.
(3)
Reflects a grant of RSUs which vest 33% on the first anniversary of the grant date and vest in equal annual installments for two years thereafter.
(4)
Reflects a grant of PSUs that have a three-year measurement period and shares vest when certain performance milestones are achieved. The performance-based market condition share award consists of six tranches that become payable upon the achievement of certain performance milestones, subject to the satisfaction of the applicable service vesting conditions. As of December 31, 2025, no performance milestones were met.
(5)
Reflects a grant of PSUs that have a one-year measurement period and shares vest when certain performance milestones are achieved. The performance-based market condition share award becomes payable upon the achievement of certain performance milestones, subject to the satisfaction of the applicable three year service vesting conditions. As of December 31, 2025, no performance milestones were met.
(6)
Reflects a grant of RSUs which vested 25% on the grant date and vest in equal quarterly installments for four years thereafter.
(7)
Reflects a grant of RSUs which vested 25% six months after the grant date and vest in equal quarterly installments for forty two months thereafter.

Potential Payments Upon Termination or Change in Control

In the event of a qualifying termination of employment and/or the occurrence of a change in control of the Company, each of our NEOs is entitled to certain payments and benefits under their employment agreements and their outstanding equity incentive awards, as detailed below.

Dr. Ido Schoenberg

Pursuant to the CEO’s employment agreement dated June 18, 2020, in the event of a termination of the CEO’s employment by us for “Cause” (as defined in the agreement) or by the executive without “Good Reason” (as defined in the agreement), the CEO will be entitled to receive certain accrued compensation and benefits. On a termination of the CEO’s employment due to death or disability, in addition to certain accrued compensation and benefits, the CEO will be entitled to receive, subject to his execution and non-revocation of a release of claims, (i) any earned but unpaid prior year bonuses, (ii) a pro-rata bonus for the year of termination (based on target performance) and (iii) accelerated vesting of outstanding equity awards (with any applicable performance goals achieved at target performance). In the case of a termination of the CEO’s employment upon his retirement, in addition to the accrued compensation and benefits, he will be entitled to receive, subject to his execution and non-revocation of a release of claims, continued vesting of outstanding equity awards.

In the event of a termination of the CEO’s employment by the Company without Cause or by the CEO for Good Reason, he will be entitled to receive, in addition to certain accrued compensation and benefits and any earned but unpaid prior year bonuses, subject to his execution and non-revocation of a release of claims, (i) a pro-rata bonus for the year of termination (based on actual performance at year-end), (ii) three times then-current base salary, paid in equal installments over the 36-month period following the termination date less any amounts contributed to the Managers Insurance and/or Pension Fund under Section 14 of the Israeli Severance Pay Law,(iii) accelerated vesting of all outstanding equity awards (with any applicable performance goals achieved at target performance), and (iv) any outstanding Retention Amount tranches pursuant to the CEO’s retention agreement dated August 15, 2024, . (v) immediate vesting of any RSUs granted as a result of the August 2025 long-term incentive award that are then scheduled to vest within the 18-month period following the termination. (vi) immediate vesting for any earned PSUs granted as a result of the August 2025 long-term incentive award as well as unearned annual goal bonus PSUs and the portion of the annual goal bonus for the year of termination will be eligible to be earned on a pro-rated basis if the relevant performance goals are achieved for that year.

This agreement provides for restrictions on non-competition (during employment and for (A) 24 months following a termination of employment without cause or resignation for good reason or (B) 12 months following any other termination event), non-solicitation of customers and employees (during employment and for 24 months post-termination), confidentiality (in perpetuity) and mutual non-disparagement (in perpetuity).

The August 2025 long-term incentive award also has additional conditions in the instance of a change of control. Specifically, all RSUs issued under this agreement would immediately vest in full. Additionally, unearned annual goal PSUs and any unearned portion of the annual goal bonus will be deemed earned as of the change in control and will become vested on the earlier of March 31, 2028 or the date on which our CEO experiences a good leaver termination.

Mr. Hirschhorn

Mr. Hirschhorn’s employment agreement provides that if his employment is terminated by the Company without “Cause” or by Mr. Hirschhorn with “Good Reason” (each as defined in the applicable employment agreement), Mr. Hirschhorn will be entitled to receive, in addition to certain accrued compensation and benefits and any earned but unpaid prior year bonuses, subject to Mr. Hirschhorn’s execution and non-revocation of a release of claims, (i) a lump sum pro-rata bonus for the year of termination based on actual performance through the termination date (or one year’s target bonus if such termination of employment occurs one month before or within 24 months following a Change in Control (as defined in the employment agreement)), (ii) severance payments in an aggregate amount equal to Mr. Hirschhorn’s base salary, to be paid in equal installments over a one-year period, (iii) each unvested equity award held by Mr. Hirschhorn at the time of termination shall vest as to the portion that would have vested had he remained employed by the Company through the first anniversary of the termination date, and (iv) Company-paid COBRA premiums during the 12-month severance period. In addition, if the involuntary termination of employment occurs one month before or within 24 months following a Change in Control, each unvested equity award held by Mr. Hirschhorn will fully vest at the time of termination (with any applicable performance goals treated as achieved at target levels). To the extent applicable, such payments may be subject to reduction (if such reduction results in Mr. Hirschhorn being in a better after-tax position than if all amounts were paid to Mr. Hirschhorn) so that they will not be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code in those circumstances.

The agreement provides for restrictions on non-competition and non-solicitation (during employment and for 12 months following termination event), confidentiality (in perpetuity), assignment of intellectual property rights and mutual non-disparagement (in perpetuity).

Mr. Zamansky

Mr. Zamansky’s employment agreement provides that if his employment is terminated by the Company without “Cause” or by Mr. Zamansky with “Good Reason” (each as defined in his employment agreement), Mr. Zamansky will be entitled to receive, in addition to certain accrued compensation and benefits and any earned but unpaid prior year bonuses, subject to Mr. Zamansky’s execution and non-revocation of a release of claims, (i) a lump sum pro-rata bonus for the year of termination based on actual performance through the termination date and the number of days Mr. Zamansky was employment during such year (or one year’s target bonus if such termination of employment occurs one month before or within 24 months following a Change in Control (as defined in the employment agreement)), (ii) severance payments in an aggregate amount equal to Mr. Zamansky’s base salary, to be paid in equal installments over a one-year period (iii) each unvested equity award held by Mr. Zamansky at the time of termination shall vest as to the portion that would have vested had he remained employed by the Company through the first anniversary of the termination date, and (iv) Company- paid COBRA premiums during the 12-month severance period. In addition, if the involuntary termination of employment occurs one month before or within 24 months following a Change in Control, each unvested equity award held by Mr. Zamansky will fully vest at the time of termination (with any applicable performance goals treated as achieved at target levels). To the extent applicable, such payments may be subject to reduction (if such reduction results in Mr. Zamansky being in a better after-tax position than if all amounts were paid to Mr. Zamansky) so that they will not be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code in those circumstances.

The agreement provides for restrictions on non-competition and non-solicitation (during employment and for 12 months following termination event), confidentiality (in perpetuity), assignment of intellectual property rights and mutual non-disparagement (in perpetuity).

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)(2)
Equity compensation plans approved by security holders
2006 Employee, Director and Consultant Stock Plan	340,426	107.43	—
2020 Equity Incentive Plan	979,423	—	1,894,760
ESPP	—	—	301,148
Equity compensation plans not approved by security holders
2024 Inducement Plan	444,375	—	659,181
Total	1,764,224	107.43	2,855,089

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(2)
Our 2020 Plan and ESPP each contain an evergreen provision pursuant to which the number of shares reserved for issuance under that plan will automatically increase on the first day of each fiscal year in accordance with the formula set forth in that plan. Under the 2020 Plan, the number of shares will be increased in an amount equal to the lesser of (i) 5% of the number of outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (ii) such smaller amount as determined by our Board. Under the ESPP, the number of shares will be increased in an amount equal to the lesser of (a) 1% of the number of shares of Class A common stock outstanding as of the effective date of our IPO, (b) 1% of the outstanding number of shares of all classes of our common stock on the final day of the immediately preceding calendar year or (c) such smaller number of shares of Class A common stock as determined by our Board. The number of shares reported in this column excludes the shares that became available for issuance as of January 1, 2026 pursuant to our 2020 Plan and ESPP.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Committee view the link between the Company’s performance and its NEOs’ pay. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the section titled “Executive Compensation.”

The table below presents information on the compensation of our chief executive officer(s) and our other NEOs in comparison to certain performance metrics for 2025, 2024 and 2023:

	Summary compensation table total for first PEO	Summary compensation table total for second PEO(2)(3)	Compensation actually paid to first PEO	Compensation actually paid to second PEO(2)(3)	Average summary compensation table total for non-PEO NEOs	Average compensation actually paid for non-PEO NEOs(2)(3)	Value of fixed $100 investment based on:	Net Income
Year							Total shareholder return(4)
2025	$4,162,171	$-	$3,770,513	$-	$2,896,950	$2,172,827	$1	$(94,967,000)
2024	$2,115,004	$2,682,079	$587,620	$1,151,329	$4,043,689	$1,524,182	$2	$(212,638,000)
2023	$797,800	$658,400	$(9,131,552)	$(9,270,952)	$3,081,641	$22,839	$6	$(679,200,000)

(1)
Amwell’s first principal executive officer for FY2023 through FY2025 was Dr. Ido Schoenberg. Amwell’s second principal executive officer for FY2023 through FY2024 was Dr. Roy Schoenberg. Amwell’s other, non-PEO, NEOs for FY2023 were Ms. Gotlib, Mr. Shepardson, Mr. Paunovich and Ms. Weiler. Amwell’s other, non-PEO, NEOs for FY2024 were Mr. Shepardson, Mr. Hirschhorn, Ms. Gotlib, Mr. Knight and Ms. Weiler. Amwell’s other, non-PEO for FY2025 were Mr. Hirschhorn and Mr. Zamansky.
(2)
The below table represents the compensation actually paid calculation detail:

	First PEO - Ido Schoenberg	NON-PEO NEOs
Compensation Element	2025	2025
SCT Reported Total Compensation	$4,162,171	$2,896,950
(i) Aggregate SCT Reported Equity Compensation (-)	$(1,294,331)	$(1,099,803)
(ii) Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$900,165	$406,629
(iii) Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Outstanding (+)	$-	$(223,084)
(iv) Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$-	$192,135
(v) Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Vesting During Covered FY (+)	$2,508	$-
(vi) Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$-	$-
Compensation Actually Paid Determination	$3,770,513	$2,172,827
(3)
Equity compensation fair value calculated based on assumptions determined in accordance with FASB ASC Topic 718.
(4)
Total shareholder return calculated based on an assumed $100 investment as of September 17, 2020 and the reinvestment of any issued dividends.

Financial Performance Measures

The Committee reviews a variety of Company-wide and individual factors to link executive compensation actually paid with Company and executive performance. The following section provides a description of the relationships between Amwell’s compensation actually paid relative to Amwell’s net income over the last three completed fiscal years.

Additional details on executive compensation actions can be found in this proxy statement and in Amwell’s historical proxy statements.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

All of our non-employee directors are eligible to receive compensation for their service on our Board. Board members who are also our employees are not paid any additional compensation for their service on our Board.

The Board’s non-employee director compensation policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. The Board may amend, modify or terminate the policy at any time. The policy is reviewed annually by the Compensation Committee and the full Board with reference to the policies of each of the members of a peer group of similar companies selected by the Compensation Committee in consultation with Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), its independent compensation consultant.

The compensation for services is based on the director compensation policy, under which our non-employee directors are eligible to receive annual cash retainers and restricted stock unit (“RSU”) grants, as follows: (i) annual cash retainer of $75,000 and $5,000 annually in addition to the annual retainer for serving as a Board Chair for one of the following; the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, paid in quarterly installments in arrears, (ii) an initial RSU grant with a fair market value of $300,000 to be made in connection with the director’s appointment to the Board (or, if such director is appointed on the date of our annual meeting of stockholders, $450,000) (“Initial RSUs”), which vests in equal annual installments over three years, and (iii) an annual RSU grant with a fair market value of $150,000 and a grant of $25,000 annually for serving as a Board Chair for one of the following; the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to be made in connection with our annual meeting of stockholders (“Annual RSUs”), which vests on the earlier of:

(A) the day immediately preceding the date of our first annual meeting of stockholders following the date of grant; or

(B) the first anniversary of the date of grant.

The value of Initial RSUs and Annual RSUs is determined using the closing price of the Company’s Class A common stock on the NYSE on the date of the award. The Board has reserved discretion under the policy to grant all or a portion of the foregoing equity awards in any combination of equity-based awards available for grant under the 2020 Equity Incentive Plan or any other applicable equity incentive plan maintained by the Company at the time of grant.

Non-Employee Director Compensation

The following table sets forth information concerning the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Stephen Schlegel	$85,000	$205,291	$290,291
Derek Ross	$75,000	$153,967	$228,967
Peter Slavin	$75,000	$153,967	$228,967
Delos Cosgrove	$75,000	$153,967	$228,967
Deborah Jackson	$75,000	$153,967	$228,967
Rob Webb	$75,000	$153,967	$228,967
Rivka Goldwasser	$80,000	$179,629	$259,629

(1) Represents the aggregate grant date fair value of RSUs that were granted during the year referenced, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards are described in Note 14 to our audited consolidated financial statements included in our Annual Report. The table below shows the number of option awards (all of which are fully-vested) and unvested stock awards that were outstanding and held by each of our non-employee directors as of December 31, 2025.

Name	Stock Options (#)	Unvested Stock Awards (#)
Stephen Schlegel	—	27,855
Derek Ross	—	20,891
Peter Slavin	15,100	20,891
Delos Cosgrove	13,200	20,891
Deborah Jackson	—	20,891
Rob Webb	—	20,891
Rivka Goldwasser	—	52,905

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A, Class B and Class C common stock, as of October 15, 2026 by:

• each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;

• each of our executive officers;

• each of our directors; and

• all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 15,572,979 shares of Class A common stock, 1,369,518 shares of Class B common stock and 277,777 shares of Class C common stock outstanding as of October 15, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights (including restricted stock units and performance stock units) held by such person that are currently exercisable or will become exercisable or will vest and settle within 60 days of October 15, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. This table is based on information supplied by officers and directors and by Schedules 13D, 13G and 13F, if any, filed with the SEC. Unless noted otherwise, the address of all listed stockholders is c/o American Well Corporation 75 State Street, Ste 100, Boston, MA 02109. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned% of Total Voting Power(1)						% of Total Voting Power(1)
	Class A		Class B		Class C
Name of Beneficial Owner	Shares	%	Shares	%	Shares	%
5% Equity Holders
Funicular Funds, LP (2)	1,022,650	6.6%	—	—	—	—	3.2%
Morgan Stanley(3)	1,278,429	8.2%	—	—	—	—	4.0%
Senvest Management, LLC(4)	1,329,057	8.5%	—	—	—	—	4.1%
Dr. Roy Schoenberg(5)	—	0.0%	695,955	50%			25.5%
Directors and Executive Officers
Dr. Ido Schoenberg(5)	80,917	*	761,806	50%	—	—	25.8%
Mark Hirschhorn	55,734	*	—		—	—	0.2%
Phyllis Gotlib	92,891	*	—	—	—	—	0.3%
Dmitry Zamansky	68,059	*	—	—	—	—	0.2%
Dr. Delos (Toby) Cosgrove	69,881	*	—	—	—	—	0.2%
Deborah Jackson	39,131	*	—	—	—	—	0.1%
Rivka Goldwasser	80,094	*	—	—	—	—	0.2%
Derek Ross	56,681	*	—	—	—	—	0.2%
Stephen Schlegel	54,552	*	—	—	—	—	0.2%
Rob Webb	58,057	*	—	—	—	—	0.2%
All current directors and executive officers as a group (10 persons)	655,997	3.8%	761,806	50%	—	—	27.6%

* Denotes less than 1% of beneficial ownership.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock and Class C common stock, as a single class. The holders of our Class B common stock will at all times be entitled to 51% of our voting power, and holders of our Class A common stock and Class C common stock are entitled to one vote per share (except that holders of Class C common stock do not vote on director elections).
(2)
Funicular Funds, LP Cable Car Capital, LP filed a Schedule 13F with the SEC on August 14, 2026. Funicular Funds, LP's address is 601 California Street, Suite 1151, San Francisco, California 94108. Information regarding beneficial ownership of Amwell Class A common stock by Funicular Funds, LP is included herein in reliance on the aforementioned Schedule 13F.
(3)
Morgan Stanley filed a Schedule 13F with the SEC on August 13, 2026. Morgan Stanley’s address is 1585 Broadway, New York, New York 10036. Information regarding beneficial ownership of Amwell Class A common stock by Morgan Stanley is included herein in reliance on the aforementioned Schedule 13F.

(4)
Senvest Management, LLC filed a Schedule 13G filed with the SEC on August 13, 2026. Senvest Management, LLC’s address is 540 Madison Avenue, 32nd floor New York, New York 10022. Information regarding beneficial ownership of Amwell Class A common stock by Senvest Management, LLC is included herein in reliance on the aforementioned Schedule 13G.
(5)
Both Dr. Ido Schoenberg and Dr. Roy Schoenberg have agreed to vote together as a group and accordingly may be deemed to have beneficial ownership of each other’s stock. The shares and voting power of each person presented in the table above do not include the shares and voting power of the other person.

OTHER MATTERS

As of the date of this Proxy Statement, our Board knows of no other business that will be conducted at our Special Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

Company Website

We maintain a website at www.americanwell.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

2027 ANNUAL MEETING OF STOCKHOLDERS

If you wish to submit a proposal to be considered at the 2027 annual meeting of stockholders, you must comply with the following procedures. Any communication to be made to our Head of Legal as described below should be sent to our Head of Legal at American Well Corporation, 75 State Street, Ste 100, Boston, MA 02109.

Proxy Statement Proposal

Stockholders wishing to present a proposal for inclusion in our proxy materials for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), must timely submit their proposals so that they are received by our Head of Legal no later than December 24, 2026 (120 calendar days prior to the anniversary of our mailing the proxy statement for our 2026 annual meeting of stockholders). The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement and any such proposal must comply with the requirements of Rule 14a-8 in order to be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders.

Other Proposals and Director Nominations

Stockholders wishing to nominate a candidate for election to our Board or propose other business at this annual meeting, other than pursuant to Rule 14a-8 of the Exchange Act, must submit a written notice so that it is received by our Secretary no earlier than December 18, 2026 (180 calendar days prior to the anniversary of our 2026 annual meeting of stockholders), nor later than February 16, 2027 (120 calendar days prior to the anniversary of our 2026 annual meeting of stockholders). Any stockholder proposal or director nominations must comply with our amended and restated bylaws. In addition to complying with the advance notice provisions of our bylaws, to solicit proxies in support of director nominees other than the Company’s nominees, a stockholder must give timely notice that complies with the requirements of Rule 14a-19 and which must be received no later than April 18, 2027 (60 calendar days prior to the anniversary of our 2026 annual meeting of stockholders).

f

AMERICAN WELL CORPORATION

2020 EQUITY INCENTIVE PLAN

(As Amended and Restated, effective December 29, 2026 (the “Restatement Date”))

1. Purposes of the Plan. The purpose of this Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with incentive compensation and equity ownership opportunities and thereby better aligning the interests of such persons with those of the Company’s stockholders.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock or Cash Based Awards and Dividend Equivalents.

2. Definitions.As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

(b) “Applicable Laws” means any applicable law, including the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, an Other Stock or Cash Based Award or a Dividend Equivalent award.

(d) “Award Agreement” means the written or electronic agreement, terms and conditions, contract or other instrument or document setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means the use of such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following actions or events by such Participant: (i) the Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) the Participant’s commission of or attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) the Participant’s material violation of any contract or agreement between the Company and the Participant or of any statutory duty owed to the Company; (iv) the Participant’s material failure to comply with the written polices or rules of the Company; (v) the Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (vi) the Participant’s material failure or neglect to perform assigned duties after receiving written notification of the failure; (vii) the Participant’s willful disregard of any material lawful written instruction from the Company; or (viii) the Participant’s willful misconduct or insubordination with respect to the Company or any affiliate of the Company; provided that, in the case of (iii), (iv), (v), (vi), (vii) and (viii) above, if such action or conduct is curable, (A) the Company has provided the Participant written notice within thirty (30) days following the occurrence (or Company’s first knowledge of the occurrence) of any such event; (B) the Participant fails to cure such event within thirty (30) days thereafter; and (C) the Company terminates the Participant’s employment for Cause within thirty (30) days following the end of such cure period.

(g) “Change in Control” means the occurrence of any of the following events:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, or immediately after the transaction would be owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the combined voting power or economic interests of the Company, as applicable, as of immediately prior to such transaction), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power or economic interests of the Company’s then outstanding securities; provided that the provisions of this clause (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under clause (iii) below;

(ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this definition or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent company thereof) more than 50% of (i) the combined voting power of the voting securities and (ii) the economic interests of the surviving entity or the ultimate parent company thereof (within the meaning of Section 424(e) of the Code); provided, that a merger or consolidation effected to implement an internal recapitalization of the Company (or similar transaction) in which no “person” is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of either the combined voting power of the Company’s then-outstanding voting securities or the then-outstanding economic interests shall not be considered a Change in Control; or

(iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets in which any “person”, other than a person or persons who beneficially own(s), directly or indirectly, 50% or more of the combined voting power and economic interests of the outstanding voting securities of the Company immediately prior to the sale, acquires (or has acquired during the 12-month period ending on the most recent acquisition by such “person”) assets from the Company that have a total gross fair market value equal to 50% or more of the total gross fair market value of all of the assets of the Company as of immediately prior to such sale or disposition of the Company’s assets.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Code Section 409A, to the extent required to avoid the imposition of additional taxes under Code Section 409A, such transaction or event described in subsections (i), (ii) or (iv) with respect to such Award (or portion thereof) will not be deemed a Change in Control unless the transaction qualifies as a “change in control event” within the meaning of Code Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

(j) “Common Stock” means each or any (as the context may require) class of the common stock of the Company, par value $0.01 per share.

(k) “Company” means American Well Corporation, a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a parent or Subsidiary to render services to such entity who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(m) “Director” means a member of the Board.

(n) “Disability” means the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months in accordance with the definition of total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10(b).

(p) “DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

(q) “Effective Date” shall mean August 17, 2020.

(r) “Employee” means any officers or employee (as determined in accordance with Code Section 3401(c) and the Treasury Regulations thereunder) of the Company or any parent or Subsidiary of the Company.

(s) “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of a class of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(v) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) If the applicable class of Common Stock is listed on any established stock exchange, national market system or quoted or traded on any automated quotation system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the trading day immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the applicable class of Common Stock is not listed on an established stock exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, the Fair Market Value of a Share will be the mean of the high bid and low asked prices for such date or, if no high bids and low asks were reported on such date, the high bid and low asked prices for a Share on the last preceding date such bids and asks were reported, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the applicable class of Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(w) “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Code Section 424(f)) or parent corporation thereof (as defined in Code Section 424(e)).

(x) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z) “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

(aa) “Option” means a right to purchase Shares of a specified class and at a specified exercise price, granted under Section 6. An Option shall be either a Nonstatutory Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Nonstatutory Stock Options.

(bb) “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

(cc) “Parent” means any entity (other than the Company) in an unbroken chain of entities ending with the Company if, at the time of determination, each of the entities other than the Company owns securities or interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other entities in such chain.

(dd) “Participant” means the holder of an outstanding Award.

(ee) “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.

(ff) “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

(gg) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment in respect of, an Award.

(hh) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of levels of performance, or the occurrence of other events as determined by the Administrator.

(ii) “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

(jj) “Plan” means this 2020 Equity Incentive Plan, as amended and restated from time to time.

(kk) “Prior Plan” means the Company’s 2006 Employee, Director and Consultant Stock

Plan, as amended and restated.

(ll) “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

(mm) “Restricted Stock” means Shares of a specified class issued pursuant to Section 8 that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

(nn) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share of a specified class, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(oo) “Section 409A” shall mean Code Section 409A and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

(pp) “Securities Act” means the Securities Act of 1933, as amended.

(qq) “Service Provider” means an Employee, Director or Consultant.

(rr) “Share” means a share of Common Stock.

(ss) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(tt) “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain, provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

(uu) “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

(vv) “Termination of Service” shall mean the date the Participant ceases to be a Service Provider. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service for purposes of the Plan. For the avoidance of doubt, unless the Administrator determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant, or vice versa, shall not be deemed a cessation of service that would constitute a Termination of Service.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is (i) 2,857,706 Shares in the aggregate, representing 12% of the number of Shares outstanding as of the Effective Date, or 1,104,159 Shares (the “Initial Share Pool”), increased by an amount equal to 12% of the number of additional Shares issued in connection with the initial public offering of the Shares, or 274,089 Shares, plus any Shares remaining available for grant under the Prior Plan, or 179,458 Shares, plus an increase as of the Restatement Date of 1,300,000 Shares and (ii) an annual increase on the first day of each calendar year ending on and including January 1, 2029, equal to the lesser of (A) five percent (5%) of the number of outstanding Shares on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board; provided that, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the Initial Share Pool. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award, including any award granted under the Prior Plan, expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c) Substitute Awards. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Code Section 422, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

4. Administration of the Plan.

(a) Administrator.The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4(a). Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 4(e).

(b) Duties of the Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Participant holding such Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 19(a) or Section 29. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

(c) Powers of the Administrator. Subject to the provisions of the Plan, including, in the case of the Committee, subject to the specific duties delegated by the Board to the Committee, and Applicable Law, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the type or types of Awards to be granted to each Service Provider (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(iv) to determine the number of Awards to be granted and the number and class of Shares to be covered by each Award granted hereunder;

(v) to approve forms of Award Agreements for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or vest (which may be based on one or more Performance Criteria or achievement of one or more Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vii) to institute and determine the terms and conditions of an Exchange Program;

(viii) to determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(ix) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(xi) to modify or amend each Award (subject to Section 19), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

(xii) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Administrator;

(xiv) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(d) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(e) Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4(e) shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

5. Eligibility.

(a) Participation. The Administrator may, from time to time, select from among all Service Providers those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 5(d)(i), no Service Provider or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly. Participation by each Participant in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Service Provider or other person shall participate in the Plan. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(c) Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Service Providers outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Service Providers outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) or the Director Limit; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

(d) Non-Employee Director Awards.

(i) Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares and class of Common Stock to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(ii) Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards or other fees granted to a Non-Employee Director during any calendar year shall not exceed $750,000 in the case of an incumbent director, $1,000,000 in the case of the Chairman of the Board who is a Non-Employee Director, or $1,000,000 in the case of a new Non-Employee Director during his or her first year of service (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, including any limitations in the Plan that apply to Incentive Stock Options, the Administrator, at any time, and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the class of Common Stock, exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations.Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively)) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options to the extent required by Code Section 422. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder. Neither the Company nor the Administrator shall have any liability to a Participant, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Nonstatutory Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

(d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Greater Than 10% Stockholder, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of an Incentive Stock Option granted to a Greater Than 10% Stockholder, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing provisions of this Section 6(e)(i), Options that are a Substitute Award may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Section 424 and Code Section 409A.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. Except as limited by the requirements of Section 6(d) of the Plan, Code Section 409A or Code Section 422 and regulations and rulings thereunder and without limiting the Company’s rights under Section 19, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend, subject to Section 19, any other term or condition of such Option relating to such Termination of Service of the Participant or otherwise.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash, (2) check, (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised, and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, (4) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (5) by net exercise, (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An exercisable Option may be exercised in whole or in part, but may not be exercised for a fraction of a Share and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, which shall be signed or otherwise acknowledged electronically by the Participant or other person then entitled to exercise the Option or such portion thereof, (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding), (iii) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law, and (iv) in the event that the Option shall be exercised pursuant to the terms of the Plan by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator. The Administrator may provide in any Award Agreement for the automatic exercise of an Option upon such terms and conditions as established by the Administrator, provided that the Fair Market Value per Share is greater than the exercise price at the time of exercise. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Service. If a Participant ceases to be a Service Provider, other than upon the Participant’s Termination of Service as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of Termination of Service. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s Termination of Service. Unless otherwise provided by the Administrator, if, on the date of Termination of Service, the Participant is not vested as to his or her entire Option, the Participant shall forfeit the unvested portion of the Option and the Shares covered by such unvested portion of the Option will revert to the Plan. If, after Termination of Service, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of Termination of Service. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s Termination of Service. Unless otherwise provided by the Administrator, if, on the date of Termination of Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after Termination of Service, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s Termination of Service. Unless otherwise provided by the Administrator, if, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(g) Notification Regarding Disposition. If requested by the Company, the Participant shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Code Section 424(h)) such Option to such Participant, or (b) one year after the date of transfer of such Shares to such Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time, and from time to time, as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares and class of Common Stock subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Section 424 and Code Section 409A.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the class of Common Stock, exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may provide in any Award Agreement for the automatic exercise of a Stock Appreciation Right upon such terms and conditions as established by the Administrator, provided that the Fair Market Value per Share is greater than the exercise price at the time of exercise.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share of such Award; times

(ii) the number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time, and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the class of Common Stock, Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator shall establish the purchase price, if any, and form of payment for the Shares of Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. Unless the Administrator determines otherwise, the Company, as escrow agent, will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability.Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise and subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement.

(g) Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid or made with respect to such Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Participant to whom such Restricted Stock is granted becomes the record holder of such Restricted Stock, unless the Administrator provides otherwise. The Administrator may, at or after the date of grant, authorize the payment of dividends or dividend equivalents on Awards granted under this Section 8 on either a current or deferred or contingent basis, either in cash or in additional Shares. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to the Company. Except as otherwise determined by the Administrator and provided in the Award Agreement, if no price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable Period of Restriction, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable Period of Restriction, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Share of Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

9. Restricted Stock Units.

(a) Grant.Restricted Stock Units may be granted at any time, and from time to time, as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will evidence the Award in an Award Agreement providing for the terms, conditions, and restrictions related to the grant, including the class of Common Stock and number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of one or more Performance Goals or Performance Criteria, or any other basis determined by the Administrator in its discretion. An Award of Restricted Stock Units shall only be eligible to vest while the Participant is a Service Provider, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service in accordance with the applicable requirements of Code Section 409A.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(d) Form and Timing of Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award, and may be determined at the election of the Participant (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Code Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 20, transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date, or a combination of cash and Shares as determined by the Administrator.

(e) Cancellation.On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Other Stock or Cash Based Awards and Dividend Equivalents.

(a) Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Participant to receive Shares or cash to be delivered immediately or in the future, to any Service Provider. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, the class of Common Stock, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which a Service Provider is otherwise entitled.

(b) Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the class of Common Stock underlying the Award, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

11. Acceleration.The Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.

12. Leaves of Absence/Transfer Between Locations. The Administrator shall in its discretion determine the circumstances under which vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. Except as provided otherwise by the Administrator in an Award Agreement or as required pursuant to Applicable Law, a Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off). In all cases, the Administrator shall treat a Participant’s leave of absence or employment transfer in compliance with Applicable Law where required to do so pursuant to the Code or otherwise.

13. Limited Transferability of Awards.

(a) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than (A) by will or by the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed.

(b) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 13(a). During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to such Participant under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(c) Notwithstanding Section 13(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award, other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonstatutory Stock Option), to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 13(a), hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Code Section 671 and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(d) Notwithstanding Section 13(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.

14. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments.In the event that any stock dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other Equity Restructuring or change in the corporate structure of the Company affecting Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall make equitable adjustments to (i) the aggregate number and class of Shares that may be delivered under the Plan as set forth in the limitation in Section 3(a), (ii) the number, class, and grant or exercise price of Shares covered by each outstanding Award, and (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria and Performance Goals with respect thereto).

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or other Reorganization. In the event of any transaction or event described in Section 14(a), including a Change in Control, each outstanding Award will be treated as the Administrator determines in its sole discretion and on such terms and conditions as the Administrator deems appropriate, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase prices, in all cases, as determined by the Administrator; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such transaction; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part, prior to or upon consummation of such transaction or event, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; (v) to provide that the Award cannot vest, be exercised or become payable after such event; or (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation in a Change in Control does not assume or substitute for the Award (or portion thereof), the Administrator will (i) cause any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 14(c), or (ii) cause the Participant to fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with Performance Criteria, all Performance Goals will be deemed achieved at the greater of actual performance or 100% of target levels and all other terms and conditions met.

For the purposes of this Section 14(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and, if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A, and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Limitations. The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan. The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of a class of Common Stock, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

15. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA, employment tax or social security contribution obligations) required to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan or any Award.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value no greater than the aggregate amount of such obligations based on the maximum statutory withholding rates in such Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the above permitted forms of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant.The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan.The Plan originally became effective on the Effective Date and, subject to Section 22, the Plan, as amended and restated, will become effective upon its approval by the stockholders on the Restatement Date. Unless sooner terminated under Section 19, it will continue in effect for a term of 10 years from the later of (a) the Effective Date, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

19. Amendment and Termination.

(a) Amendment and Termination of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided, that the Participant’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 14 or Section 29).

(b) Amendment and Termination of the Plan. Except as otherwise provided in Section 19(c), the Board may at any time amend, alter, suspend or terminate the Plan.

(c) Stockholder Approval. Notwithstanding Section 19(b), the Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws, including, without limitation, with respect to any increase to the limit imposed in Section 3(a) on the maximum number of Shares which may be issued under the Plan.

(d) Expiration. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted (or an amendment to increase the number of Shares reserved for issuance was most recently approved) by the Board or (ii) the date the Plan was approved (or an amendment to increase the number of Shares reserved for issuance was most recently approved) by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

(e) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Shares will not be issued pursuant to the exercise of an Award unless the Administrator has determined that the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and may be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Representations.In addition to the terms and conditions provided herein, the Company may require a Participant to make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(c) Restrictions. All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock). The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator. The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may, but need not, be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any

Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval. The Plan will be submitted for approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board or amended in any manner requiring stockholder approval under Applicable Laws. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23. Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Participant) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

24. Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 24 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries and details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

25. Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

26. Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

27. Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

28. Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

29. Code Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Code Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Code Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Code Section 409A, then to the extent required in order to avoid a prohibited distribution under Code Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date, the Administrator determines that any Award may be subject to Code Section 409A, the Administrator may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Code Section 409A and thereby avoid the application of any penalty taxes under Section Code 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Code Section 409A or otherwise. The Company shall have no obligation under this Section 29 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Code Section 409A with respect to any Award, and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Code Section 409A.

30. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

31. Indemnification. To the extent permitted under Applicable Law, each member of the Administrator (and each delegate thereof pursuant to Section 4(f)) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement, and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

32. Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

33. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

SCAN TO VIEW MATERIALS & VOTE AMERICAN WELL CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMWL2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. T05461-S52276 AMERICAN WELL CORPORATION For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 1. Amendment to the Company’s 2020 Equity Incentive Plan to increase the number of shares authorized thereunder. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. T05462-S52276 AMERICAN WELL CORPORATION Special Meeting of Stockholders December 29, 2026 9:30 AM, Eastern Time This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Anna Nesterova and Mark Hirschhorn ("Named Proxies"), and each or either of them, as proxies, each with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of American Well Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matter specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any other proxy heretofore given. THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote these shares unless you sign (on the reverse side) and return this card. Continued and to be signed on reverse side